UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 27, 2010

BEKEM METALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-50218	87-0669131
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

Sankibai Batyr Ave., 14D, Aktobe, Kazakhstan
(Address of principal executive offices)

030000
(Zip code)

+7 (7132) 55-75-54
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2010 Jim Kohler and Tim Adair each tendered their respective resignations as members of the board of directors of Bekem Metals, Inc. (the “Company”) effective immediately.  To the knowledge of the Company and its executive officer neither the resignation of Mr. Kohler nor the resignation of Mr. Adair were the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Copies of the resignation letters of Mr. Kohler and Mr. Adair are attached as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 17.1	Resignation Letter of Jim Kohler dated October 27, 2010

Exhibit 17.2	Resignation Letter of Tim Adair dated October 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEKEM METALS, INC.

Date: October 28, 2010	By:	/s/ Serik Bazarbayev
Serik Bazarbayev
Chief Executive Officer